EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-95908, 333-64044, 333-100310, 333-109882 and 333-118228 on Form S-8 of our report dated January 26, 2006 relating to the consolidated financial statements of Vermont Pure Holdings, Ltd. and subsidiary as of October 31, 2005 and for each of the two years in the period then ended, appearing in this Annual Report on Form 10-K of Vermont Pure Holdings, Ltd. for the year ended October 31, 2006.
/s/ Deloitte & Touche LLP
Hartford, Connecticut
February 13, 2007